Exhibit 99.1

Getty Images Announces Conversion Right for Convertible Debentures

SEATTLE, WA – June 13, 2008 – Getty Images, Inc. (NYSE: GYI) today announced that, in connection with its proposed merger with an affiliate of Hellman & Friedman LLC, holders of its 0.5% Convertible Subordinated Debentures, Series B due 2023 (the “Debentures”) will be entitled to convert their Debentures from and after June 15, 2008 until 35 business days after the effective date of the merger, in accordance with the terms of the indenture governing the Debentures.

As previously announced, Getty Images will be holding a special meeting of its stockholders on June 20, 2008 to approve the merger. If the merger is approved at the special meeting and certain other conditions are satisfied, the merger is expected to become effective on June 30, 2008 or within a few weeks thereafter.

In connection with the merger, and subject to the terms of the indenture, the holder of a Debenture may surrender it for conversion in integral multiples of $1,000 principal amount from and after June 15, 2008 until 35 business days after the actual effective date of the merger. The Debentures will be convertible (x) prior to the effective time of the merger, into cash and, if applicable, shares of common stock at the conversion rate of 16.3720 shares of common stock per $1,000 principal amount of Debentures and (y) after the effective time of the merger, into $556.65 per $1,000 principal amount of Debentures, representing the amount of cash consideration to be received in the merger by a holder of common stock holding, immediately prior to the effective time of the merger, a number of shares of common stock equal to the conversion rate immediately prior to the merger.

The merger will constitute a “Fundamental Change” under the applicable indenture. Holders of the Debentures (which have not been converted) will have the right after the merger to require Getty Images to purchase their Debentures on the 35th business day after the merger for a purchase price equal to the principal amount of such Debentures plus any accrued and unpaid interest to but not including the purchase date. Following the closing of the merger, Getty Images will provide further details to the holders of the Debentures regarding this right.

Additional Information and Where to Find It

Getty Images filed the indenture governing its 0.5% Convertible Subordinated Debentures, Series B due 2023 with the Securities and Exchange Commission on March 10, 2006, as an exhibit to its amended Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In connection with the proposed merger, Getty Images filed a proxy statement with the Securities and Exchange Commission on May 22, 2008. Investors and security holders may obtain a free copy of the indenture, the proxy statement and other documents filed by Getty Images, without charge, by written or telephonic request directed to Getty Images, Inc., 601 North 34th Street, Seattle, Washington 98103, attn: Investor Relations, telephone (206) 925-6005, or on our website at http://www.gettyimages.com or from the Securities and Exchange Commission through the Securities and Exchange Commission’s website at http://www.sec.gov.

About Getty Images

Getty Images is the world’s leading creator and distributor of still imagery, footage and multimedia products, as well as a recognized provider of other forms of premium digital content, including music. Getty Images serves business customers in more than 100 countries and is the first place creative and media professionals turn to discover, purchase and manage images and other digital content. Its award-winning photographers and imagery help customers produce inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Visit Getty Images at http://www.GettyImages.com to learn more about how the company is advancing the unique role of digital media communications and business, and enabling creative ideas to come to life.

Contacts:

Investors:	Media:
Tom Oberdorf	Bridget Russel
SVP and Chief Financial Officer	Senior Director, Communications
206.925.6005	206.925.6405
investorrelations@gettyimages.com	bridget.russel@gettyimages.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the expected timing of the completion of the merger; statements regarding the timing of the right of holders of the Debentures to cause the Company to purchase their Debentures; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, distributors, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Getty Images’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Getty Images. Getty Images does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

The information contained in this press release is neither an offer to purchase nor a solicitation to sell securities of Getty Images.

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